SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 7, 2004

West Marine, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-22512	77-0355502
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Westridge Drive Watsonville, California	95076
(Address of principal executive offices)	(Zip Code)

(831) 728-2700
(Registrant’s telephone number, including area code)

Item 7.	Financial Statements and Exhibits.

(a)	Not Applicable.

(b)	Not Applicable.

(c)	Exhibits:

99.1	West Marine, Inc. Net Sales Press Release dated January 7, 2004 (furnished pursuant to Item 12 of Form 8-K)

Item 12.	Results of Operations and Financial Condition.

On January 7, 2004, West Marine, Inc. announced its net sales for the six weeks ended January, 3 2004, for the 14-week period ended January 3, 2004 and for the 53-week period ended January 3, 2004 (which 53 weeks constitute West Marine’s fiscal year 2003). A copy of this press release is attached hereto as Exhibit 99.1.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEST MARINE, INC.

Date: January 7, 2004	By:	/s/ Eric Nelson
Eric Nelson Senior Vice President and Chief Financial Officer